Exhibit 10.29

FIRST AMENDMENT TO THE

RESEARCH AND LICENSE AGREEMENT

Made in Jerusalem this 26 day of September 2011 (the "Effective Date"), by and between:

YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM, LTD., of Hi Tech Park, Edmond J. Safra Campus, Givat Ram, Jerusalem 91390, Israel (“Yissum”) of the one part; and

IMMUNE PHARMACEUTICALS LTD., of 8 Shaul Hamelech Blvd., Amot Mishpat Building, Suite 294, Tel Aviv, 64732; (the “Company"), of the second part;

(Yissum and the Company, collectively, may be referred to as the "Parties").

WHEREAS:	the Parties executed a research and license agreement on April 6, 2011 (the “License Agreement”); and

WHEREAS:	the Parties have agreed to adapt and amend the research budget in light of current circumstances (the “Amended Research Budget”)..

NOW THEREFORE THE PARTIES DO HEREBY AGREE AS FOLLOWS:

1.	Interpretation and Definitions

1.1.	The preamble and appendices annexed to this First Amendment constitute an integral part hereof and shall be read jointly with its terms and conditions.

1.2.	Capitalized terms used but not defined herein shall, unless otherwise indicated, have the meaning ascribed to such terms in the Agreement.

2.	Amendment of the Research Plan

2.1.

The Parties have agreed to amend the Research Budget, previously attached to the License Agreement as part of Appendix B. The Company hereby undertakes to finance performance of the Research as set forth in this First Amendment.

2.2.	Section 2.3 of the License Agreement shall be deleted in its entirety and replaced with the following:

2.3.

As compensation to Yissum for the performance of Research on Minimum Projects, subject to any earlier termination of the Research pursuant to section 2.2, above, the Company shall pay Yissum as follows:

2.3.1.

For the period beginning on September 1, 2011 and ending August 31, 2012, the Company shall pay Yissum the sum of four hundred thousand US Dollars ($400,000) (inclusive of overhead), plus VAT and any other applicable taxes, part of which may be financed by the Office of Chief Scientist of the Israel Ministry Employment, Industry and Trade (the “OCS”). This amount shall be paid on the following schedule: (a) $50,000 on or about September 1, 2011; (b) $25,000 on November 1, 2011; (c) $25,000 on December 1, 2011; $100,000 on January 1, 2012; $100,000 on April 1, 2012; and $100,000 on July 1, 2012.

2.3.2.

For the period beginning September 1, 2012 and ending August 31, 2013, the Company shall pay Yissum the sum of at least four hundred thousand US Dollars ($400,000) (inclusive of overhead), plus VAT and any other applicable taxes, part of which may be financed by the OCS. This amount shall be paid on the following schedule: (a) $50,000 on or about September 1, 2011; (b) $25,000 on November 1, 2012; (c) $25,000 on December 1, 2012; $100,000 on January 1, 2013; $100,000 on April 1, 2013; and $100,000 on July 1, 2013.

Notwithstanding, the aggregate amount of the research fees mentioned above shall not exceed in total the amount of one million and eight hundred thousand US Dollars ($1,800,000):

2.3.

The Parties shall discuss further Research to be sponsored by the Company without OCS support so that the total amount to be received by Yissum shall be equal to at least sum to which the Company committed in the License Agreement.

3.	The Patent Prosecution Strategy

Notwithstanding the provisions of section 10 of the License Agreement, Yissum and the Researcher agree to review the previous patent prosecution strategy with Patent Counsel and to reconsider the appropriate allocation of Ongoing Patent Expenses to the Company.

4.	Equity and Other Consideration

The Parties agree to reconsider the amount of Equity Consideration paid to Yissum in accordance with section 7.6 of the License Agreement. The Company understands that any reduction in such Equity Consideration will necessarily result in an increase in the amount of money to be paid to Yissum on account of milestones as set forth in section 7.4 of the License Agreement.

5.	Continued Effect

Except as specifically provided in this First Amendment or, in relation to sections 3 and 4, above, are subsequently agreed between the Parties in a writing signed by both Parties, the terms and conditions of the License Agreement shall remain in full force and effect.

IN WITNESS THE HANDS OF THE PARTIES

YISSUM		THE COMPANY

By:	/s/ Ariela Markel	By:	/s/ Daniel Teper

Name:	Ariela Markel, M.Sc., MBA	Name:	Dr. Daniel Teper

Title:	VP Licensing, Biotechnology	Title:	CEO

Date:	26.9.11	Date:	Sept. 27, 2011

I the undersigned, Prof. Simon Benita, have reviewed, am familiar with and agree to all of the above terms and conditions. I hereby undertake to cooperate fully with Yissum in order to ensure its ability to fulfill its obligations hereunder, as set forth herein.

/s/ Simon Benita	27.09.2011
Prof. Simon Benita	Date signed